Exhibit 10.11

LEASE

THIS LEASE dated this 28th day of February, 2009 between Henry Amalgamated LLC, the Lessor and Brownstone Publishing, LLC, the Lessee.

WITNESSETH

1. Description of Premises.

The Lessor hereby leases and demises to the Lessee, the following: The parking lots known as Marble Parking Lot - 935 E. Market Street, North Firehouse Parking Lot 1 - 1049 E. Market Street , and North Firehouse Parking Lot 2 - 1117 E. Market Street, Indianapolis, IN 46202. As highlighted in red on Exhibit ‘B’ attached.

2. Use of Premises.

To be used for employee vehicle parking.

3. Term.

For a term of five (5) years, commencing March 1, 2009. This lease then becomes co-terminal with the lease for the buildings.

4. Rent.

The monthly rental shall be $9,590.00.

All rent due hereunder shall be paid monthly, in advance, on or before the first day of each month beginning March 1, 2009.

In the event Lessor fails to receive the monthly rental on or before the first day that said rent is due and payable, and said monthly rental is not paid within five (5) days following Lessee’s receipt of written notification from Lessor that said monthly rental is due and payable and remains unpaid, Lessee shall pay to Lessor a five (5%) percent late charge.

The parties hereto further covenant with each other as follows:

5. Vacation of Premises.

The Lessee will promptly pay the rent at the time and in the manner aforesaid, and at the expiration of the term will peacefully yield up to the Lessor said premises in as good order and repair as when delivered of the Lessee, damage by fire, casualty, war or insurrection, riot or public disorder, or act upon the part of any governmental authority, ordinary wear and tear, and damage by the elements excepted.

6. Use and Occupation.

The Lessee covenants that no waste or damage shall be committed upon or to the demised premises, that the premises shall be used for the purposes hereinabove stated, and shall not be used or permitted to be used for any other purpose, that said premises shall not be used for any unlawful purpose and no violations of law or ordinance shall be committed thereon, that no advertisement or notice will be affixed to any part of the building without the consent of the Lessor and that any additions or improvements placed upon the premises by either party during the term, except the movable property of the Lessee, shall be the sole property of the Lessor.

Lessee agrees to comply at all times with any recommendations of Lessee’s insurance company arising out of or relating to Lessee’s use of the demised premises, to pay for any and all expenses arising out of compliance with such recommendations, and to do nothing in its use of said premises or allow anything to be done or any substance kept on said premises which would operate to increase the fire hazard.

7. Assignments and Sub-Letting.

The Lease shall not be assigned, or the demised premises underlet, without the written consent of the Lessor hereon endorsed, which consent shall not be unreasonably withheld, and such consent having been given, the Lessee shall, nevertheless, remain primarily liable to perform all covenants and conditions hereof and to guarantee such performance by its assignee or subtenant.

8. Abandonment.

If Lessee shall abandon or vacate said premises before the end of the term or any other event happen entitling Lessor to take possession thereof, Lessor will make reasonable efforts to take possession of the premises and relet same without such action being deemed an acceptance of a surrender of this lease, or in any way terminating the Lessee’s liability hereunder, and Lessee shall remain liable to pay the rent herein reserved, less the net amount realized from such reletting, after deduction of any expenses incident to such repossession and reletting.

9. Damage or Destruction.

The fire and extended casualty insurance for the demised premises shall be the responsibility of the Lessee, to have the demised premises insured and pay for the cost of the insurance premiums with limits and deductible mutually acceptable by both the Lessor and Lessee.

If the demised premises should be damaged or destroyed by fire or other cause, the Lessee, at its expense with the approval of the Lessor shall promptly repair and restore the demised premises to substantially the same condition and configuration the demised premises were in prior to the damage or destruction.

If the demised premises should be damaged or destroyed by fire or other cause, then the entire rents herein provided, or a fair equitable portion thereof, shall be abated until such time as the demised premises are repaired and restored. The term of this lease shall be extended for a period equal to any period during which there has been a complete abatement of rent.

If the demised premises should be damaged or destroyed by fire or other cause to such an extent that the demised premises are rendered unusable and cannot reasonably be repaired as determined by the opinion of a qualified licensed architect or registered engineer mutually appointed by Lessor and Lessee, then Lessee, shall have the right and option to cancel this lease by giving the Lessor notice of such election within thirty (30) days after the occurrence of such damage or destruction and this lease shall terminate not later than thirty (30) days after the date such notice is given, with the specific date of termination to be at the Lessee’s option.

10. Transfer by Operation of Law.

In event Lessee or any part thereof come into possession of any receiver, assignee, trustee in bankruptcy, sheriff, or other officer, by and through any court process, or by operation of law, Lessor may at his option terminate this lease at any time thereafter by notice to said Lessee and may accept rent from such receiver, trustee, assignee or officer without affecting or impairing his rights to terminate this lease at any time thereafter or impairing any other right of Lessor under this lease.

11. Eminent Domain.

If a substantial portion of the premises are condemned or taken by any public authority under the power of eminent domain, either Lessor or Lessee shall have the right as of the day possession shall be taken by such public authority to terminate this Lease by notice thereof to the other, in writing, and rent shall be paid to the date of such possession or proportionate refund made by the Lessor if rent has been paid in advance. If neither party shall elect to terminate the Lease by reason of such condemnation, the rent shall be reduced by the proportion of the floor area of the premises taken by such condemnation, and Lessor shall make all necessary repairs or alterations so as to constitute the remaining premises a complete architectural unit. All compensation awarded or paid for any taking or acquiring under the power or threat of eminent domain, whether for the whole or a part of the Premise, shall be sole property of Lessor, whether such damages shall be awarded as compensation for diminution in the value to the leasehold or to the fee of the Premise or otherwide, and Lessee hereby assigns to Lessor all of Lessee’s right, title and interest in and to any and all such compensation; provided, however, that Lessor shall not be entitled to any award specifically made to Lessee, for loss of business, taking of Lessee’s, (excluding its interest under this Lease), to the extent of the cost to Lessee, less depreciation.

12. Alterations. Intentionally deleted.

13. Lessor’s Inspection and Notice to Relet.

The Lessor shall have access to the demised premises at all reasonable times for the purposes of inspection or for making such improvements, repairs and alterations as Lessor may reasonably deem expedient, or for showing the premises to others. Furthermore, the Lessor may at any time within ninety (90) days preceding the expiration of the term of this lease affix to any suitable part of the premises a notice for letting and keep the same affixed without hindrance or molestation.

14. Right on Default.

If the Lessee shall neglect or fail to perform or observe any of the covenants contained herein, on Lessee’s part to be observed and performed, for thirty (30) days after notice by the Lessor of such breach, the Lessor may lawfully enter the premises or any part thereof and repossess the same, and expel the Lessee and those claiming under and through Lessee and remove Lessee’w effects, without being deemed guilty of any manner of trespass and upon entry as aforesaid, this lease shall terminate and shall wholly expire; provided, however, such cure period shall be only ten (10) days with respect to Lessee’s covenant to pay rent. The Lessee covenants that in case of such termination Lessee will indemnify the Lessor against all loss of rent during the residue of the term fees, which the Lessor may incur by reason of such termination.

15. Non-Waiver Clause.

No waiver by Lessor of any default by Lessee shall be effective unless in writing or operate as a waiver of any other default or of the same default on a future occasion. Lessor’s acceptance of rent shall not be deemed a waiver as to any proceeding default.

16. Lessor’s Remedies.

All remedies of Lessor shall be cumulative to the full extent allowed by applicable law. No delay or omission on the part of Lessor in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Lessor of any right or remedy shall preclude other or further exercise thereof, or of any other right or remedy.

17. Holdover.

It is agreed that a holding over beyond the expiration of the term herein specified shall operate as an extension of this lease from month-to-month only, with the monthly rent increasing 125% with Lessee or Lessor to give thirty (30) days written notice at the end of any month to terminate the month-to-month extension. No holdover shall be permitted without the written consent of the Lessor.

18. Light and Air.

It is agreed that this lease does not grant a continuance of light and air over any property adjoining the leased premises.

19. Lessor’s Non-Liability.

It is agreed that the Lessor shall not be liable to the Lessee or any other person on the demised premises or in the building by the Lessee’s consent, invitation or license, expressed or implied, for any damage either to person or property sustained by reason of the condition of said premises or building, or any part thereof, or arising from the bursting or leaking of any water, gas, sewer, or steam pipes, or due to the act or neglect of any employee of the Lessor, or the act of any Co-Lessee or any occupant of said building or other person therein, or due to any casualty or accident in or about said building unless resulting from the Lessor’s willful wrongful act or omission.

20. Lessee’s Liability.

The Lessee agrees to be responsible for any damage to the property of the Lessor which may result from any use of the demised premises or any act done thereon by the Lesse or any person coming or being thereon by the license of the Lessee, expressed or implied, and will also save the Lessor harmless from any liability to any other person for damage to person or property resulting from any such causes, unless resulting from the Lessor’s willful wrongful act or omission.

21. Condition and Maintenance.

Except as herein contained, no representations have been made as to the condition of the demised premises. It is agreed that the cost of maintenance and repairs shall be borne, respectively, by the Lessor and/or the Lessee, except as defined paragraph 9, as follows:

Maintenance Lessor: Lessor agrees to maintain the parking areas and driveway including snow removal, landscaping, and incidental debris removal.

Maintenance Lessee: Intentionally deleted.

22. Service and Utilities. Intentionally deleted.

23. Waste Removal. Intentionally deleted.

24. Compliance with Laws and Quiet Possession.

Lessee shall comply with all statutes, ordinances, rules, orders, regulations and requirements of the federal, state, county and city governments and all departments thereof, applicable to the demised premises. Lessor covenants and warrants that Lessee, on payment of rents and other sums due hereunder and the performance of all its covenants herein contained, shall have the full and unrestricted use, possession and enjoyment of the demised premises during the term hereof, subject only to the provisions of paragraph 25 hereof.

25. Subordination.

This lease shall be subordinate to any recorded or unrecorded mortgage lien(s) securing financing on the demised premises for the duration of this lease. If there is a default by the Lessor under any such mortgage, it shall not affect the tenancy of Lessee so long as the Lessee is not in default hereunder.

26. Signs. Intentionally deleted.

27. Surrender of Premises.

Upon the termination of this Lease, Lessee shall, at Lessee’s sole cost, remove all trade fixtures, office furniture and equipment (excluding electric light fixtures) installed by Lessee unless otherwise agreed to in writing by Lessor. Lessee shall also promptly repair any damage caused by such removal. Property not so removed shall be deemed abandoned by the Lessee at the termination of this Lease and title to the same shall thereupon pass to Lessor except that the Lessor shall have the right to charge the Lessee for time, labor, machinery, trucking and dumping to remove Lessee’s abandoned property, and to place the subject Premises in the same broom clean condition that the Premises were in at the time the Lessee first took possession of the subject Premises. Lessee shall indemnify the Lessor against any loss or liability resulting from delay by Lessee in so surrendering the premises, including without limitation, any claims made against Lessor by any succeeding Lessee founded on such delay.

28. Waiver of Subrogation.

The Lessor and the Lessee hereby release each other and each others’ Lessees and Sub-Lessees (and the employees, agents, licensees, customers and invitees of each other and such Lessees and Sub-Lessees) from any and all claims and liability for any loss, damage or injury by reason of fire or other casualty which could be insured against under a standard fire and extended coverage insurance policy issued on an all-risk basis including loss, damage or injury caused by negligence.

29A. Preparation of Premises (Lessor).

None

29B. Preparation of Premises (Lessee).

None

30. Real Estate Taxes. Intentionally deleted.

31. Attorney’s Fees.

Each party shall pay the other party’s reasonable legal costs and attorney’s fees incurred in successfully enforcing against the other party any covenant, term or condition of this lease.

32. Parking. Intentionally deleted.

33. Lessee’s Insurance.

The Lessee shall carry Public Liability and Property Damage Insurance in amounts of not less than $1,000,000 for combined Bodily Injury and Property Damage Insurance.

Lessee shall furnish the Lessor with a Certificate of such insurance naming the Lessor an additional insured, said Certificate to be submitted to Lessor no later than five (5) days from the commencement date of this lease.

34. Notices.

All notices to be given hereunder by either party shall be in writing and given by personal delivery to Lessor or the Lessee, or shall be sent by United States Certified or Registered Mail addressed to the party intended to be notified at the post office address of such party designated below or at such other address as may be designated by notice hereunder, and notice given as aforesaid shall be a sufficient service thereof and shall be deemed given as of the date when received. Lessee acknowledges that the Lessor may implement Rules & Regulations or make changes to the Rules & Regulations at any time given thirty (30) days written notice to Lessee.

35. Construction.

It is understood that the term Lessor and Lessee, used herein, shall be construed to mean Lessors and Lessees where there is more than one, and the necessary grammatical changes required to make the provisions hereof apply either to corporations or individuals, men or women shall in all cases be assumed as though fully expressed.

36. Binding Effect.

The covenants and agreements contained herein are binding upon the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and assigns.

37. Partial Invalidity.

In the event that any of the provisions of this lease shall contravene or be held invalid under the laws of the particular state, county or jurisdiction where used, such contravention or invalidity shall not invalidate the whole agreement, but it shall be construed as if not containing the particular provision of provisions held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

38. Applicable Law.

The validity, construction and enforcement of this agreement shall be governed by and construed in accordance with the laws of the State of Indiana.

39. Memorandum of Lease.

Upon request of either party hereto, the parties hereto shall execute and acknowledge for recording a Memorandum of Lease. The party requesting the Memorandum of Lease, and recording thereof, shall pay the cost of such preparation and recording.

40. Common Area Maintenance. The common area maintenance associated with the parking areas will be charged for on a direct cost bases and will include landscaping, maintenance of parking areas, and any other improvements deemed necessary at the discretion of the lessor.

41. Common Facilities. Intentionally deleted.

42. Option to Renew. Intentionally deleted.

WITNESS the signatures and seals of the above parties the day and year first written.

Signed, sealed and delivered in the presence of

Henry Amalgamated LLC (Lessor)

By:	/s/ Karl Northern
Printed:	Karl Northern
Title:	Co-Owner

Brownstone Publishing LLC (Lessee)

By:	/s/ Thomas Harvey
Printed:	Thomas Harvey
Title:	CFO

Address of Lessor:	Address of Lessee:
1002 E. Washington Street, Suite 300	1002 E. Washington Street, Suite 300
Indianapolis, IN 46202	Indianapolis, IN 46202

exhibit "b"
958 2 Story
960 2 Story
One Way
Cruse Street
Washington STREET
3 Story Bld. 1002-4
1006-8
Two Lane Entrance Only
Exit Only
14 Spaces
Existing Alley
75 SPACES
Entrance & Exit
18 Spaces
Entrance & Exit
32 Spaces
First Lease Color Lab.
Entrance & Exit
Entrance & Exit
Employee Parking
16 Spaces
To be abandoned
Abandoned curb

Pa 17

(WED)SEP 2 2009 10:30/ST. 10:30/No. 7500000074 P 1
FROM